SUBLEASE AGREEMENT

This Sublease Agreement ("Sublease") is entered as of February 22, 2017, between Driggs Bills and Day PLLC ("Sublandlord") and TheMaven Network, Inc. ("Subtenant").

RECITALS

A. Sublandlord is the tenant and WESTERN TRIANGLE LLC, is the landlord ("Landlord") under that certain Office Lease dated August 29, 2013 and the amendment dated February 15th 2017. Pursuant to the Master Lease, Sublandlord leases approximately 2,900 rentable square feet of office space on Floor 5 (the "Leased Premises") from Landlord at the Western Triangle Building, located at 2125 Western Avenue, Seattle, Washington (the "Building"). The Leased Premises and the Building are more fully described in the Master Lease attached as **Exhibit A** to this Sublease and incorporated into it by this reference.

B. Subtenant wishes to acquire from Sublandlord the right to occupy approximately 2,900 rentable square feet (the "Rentable Area") of office space on the 5th floor of the Building ("Subleased Premises"). An illustration of the Subleased Premises is attached as **Exhibit B** to this Sublease.

AGREEMENT

In consideration of the mutual promises of the parties and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Sublease of Subleased Premises.

Sublandlord leases to Subtenant, the Subleased Premises, subject and pursuant to the terms and conditions of this Sublease.

2. Term of Sublease.

The term of this Sublease shall commence on (i) February 27, 2017 provided that the Landlord consents to this Sublease (the "Sublease Commencement Date") and, unless earlier terminated in accordance with the terms and conditions of this Sublease, shall expire at 11:59 p.m. on August 31st, 2017 (the "Sublease Term"). Subtenant shall have option to early terminate the lease effective 11:59 p.m. on July 31st, 2017 by giving notice no later than July 1, 2017. Notwithstanding anything to the contrary herein, Sublandlord may terminate this Sublease if Landlord does not consent to this Sublease.

3. Basic Rent.

Rent to be paid under this Sublease will include Basic Rent as described in this Section 3, and all other sums that may be owing from Subtenant to Sublandlord under the terms of this Sublease.

3.1 Basic Rent. Basic rent during the Sublease Term shall be $6,000.00 per month for the length of Sublease Term ("Basic Rent"). And shall commence on March 1, 2017. Basic Rent shall be paid without previous demand, invoice or notice for payment. Each installment of Basic Rent shall be due and payable in advance on the first day of each month during the Sublease Term. No pass-through expenses or any other expense adjustments related to operating expenses above the base year contained in the Master Lease shall be due from Subtenant throughout the Sublease Term.

3.2 Additional Rent. None.

3.3 Security Deposit. Upon execution of this Sublease, Subtenant shall deposit with Sublandlord a cash security deposit ("Security Deposit") equal to the last month of rent in the amount of $6,000.00 (the "Deposit Amount"). In addition, Subtenant shall also pay the first month of rent in the amount of $6,000.00 upon execution of this Sublease. If Subtenant performs each of its obligations under this Sublease, then the Security Deposit, or any then-remaining balance thereof, shall be returned to Subtenant within 30 days after the later of (i) the expiration of the Sublease Term or termination of this Sublease, and (ii) the date on which Subtenant surrenders the Subleased Premises to Sublandlord in the condition required by this Sublease.

4. Acceptance of Premises: AS IS.

Sublandlord shall have no obligation to make any alterations, repairs or improvements to the Subleased Premises. Subtenant acknowledges that it has thoroughly inspected the Subleased Premises and accepts them in the present condition, AS IS WITH ALL FAULTS. Subtenant acknowledges that neither Sublandlord nor any agent of Sublandlord has made any representation as to the condition of the Subleased Premises or their suitability for the conduct of Subtenant's business. Subtenant's taking possession of the Subleased Premises shall be conclusive evidence that the Subleased Premises were in good order, condition and repair at commencement of the Sublease Term. Sublandlord makes no warranty of any kind concerning the Subleased Premises, the Building or the project of which they are a part, and Sublandlord expressly disclaims any warranty concerning latent defects, any warranty of fitness for use, and any other express or implied warranty (including any warranty of MERCHANTABILITY).

5. Alterations.

Subtenant shall not make any improvements in or alterations or additions to the Subleased Premises without in each instance submitting to Sublandlord and Landlord plans and specifications for the work to be performed and obtaining the prior written consent of Sublandlord and Landlord. Sublandlord shall not unreasonably withhold, delay or condition its consent if Landlord has granted consent. All such improvements, alterations and additions shall be at the sole cost and expense of Subtenant (including any fees imposed by Landlord under the Master Lease), shall be performed strictly in accordance with the requirements of the Master Lease, and shall be surrendered with the Subleased Premises or removed by Subtenant therefrom at the termination of this Sublease, at the discretion of Sublandlord.

6. Additional Obligations of Subtenant.

6.1 Incorporation by Reference of Master Lease Terms. In addition to the payment of Basic Rent, Subtenant agrees, for the benefit of Sublandlord and Landlord, that during the Sublease Term Subtenant shall perform each and every one of the obligations of the Sublandlord under the Master Lease (other than the obligation to pay rent to the Landlord) during the Term to the extent that such obligations are applicable to the Subleased Premises. Notwithstanding the foregoing, this Sublease does not confer upon Subtenant the rights of Landlord and Sublandlord under the Master Lease. Subtenant acknowledges that Sublandlord specifically reserves the right to amend the terms of the Master Lease without the consent of Subtenant, provided that Subtenant shall not hereby be deemed to have assumed the obligations of Sublandlord under the Master Lease to the extent such provisions are hereafter modified by Sublandlord or Sublandlord without Subtenant's consent and have a material adverse impact on Subtenants or the Subleased Premises. If the Master Lease terminates as a result of a default or breach by Subtenant under this Sublease and/or the Master Lease, then the Subtenant shall be liable to the non-defaulting party for the damage suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublandlord any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Prime Premises or the building or project of which the Premises are a part, the exercise of such right by Sublandlord shall not constitute a default or breach hereunder.

6.2 Subject to Master Lease. This Sublease is subject and subordinate to the Master Lease and to all of Landlord's rights under the terms of the Master Lease. Subtenant has no authority, and shall not attempt, to exercise any of Sublandlord's options (if any exist) to extend or terminate the Master Lease or to add or remove space from the Leased Premises. Subtenant shall, upon request made by either Landlord or Sublandlord, execute and deliver a subordination agreement requested by any current or future mortgagee or ground lessor of the Building or any portion thereof in a commercially reasonable form, subordinating this Sublease to the interest of such mortgagee or ground lessor.

Sublandlord and Landlord shall have no liability whatsoever to Subtenant with respect to (i) termination of the Master Lease for any reason (including without limitation Sublandlord's default thereunder) or (ii) termination of this Sublease as a result of termination of the Master Lease. However, notwithstanding the foregoing, Sublandlord shall be liable to reimburse Subtenant for any amount paid by Subtenant to Sublandlord as Basic Rent under this Sublease which Sublandlord fails to pay as rent to Landlord (to the extent actually due under the Master Lease).

6.3 Building Services/Building Security. Notwithstanding anything to the contrary in this Sublease, Subtenant acknowledges that Sublandlord does not have control of the Building, building common areas, Building security or Building systems, and that Sublandlord will not provide Building security, utilities, maintenance, repair or restoration work or any other Building services. Subject to the terms of this paragraph 6.3, Subtenant will look solely to Landlord for performance of the services to which Sublandlord is entitled under the Master Lease. Without limiting the generality of the foregoing, Sublandlord shall have no liability for any interruption or stoppage of services, and no such interruption or stoppage of services shall relieve Subtenant from any obligation that it may

have under this Sublease, including without limitation, the obligation to pay Basic Rent; provided, however, that in any instance in which rent abates under the Master Lease, if the interruption or stoppage is not caused by misuse or neglect by Subtenant or Subtenant's agents or employees, then Basic Rent for the portion of the Subleased Premises that is not usable shall abate for the period of time that Sublandlord's Basic Rent abates pursuant the Master Lease with respect to that portion of the Subleased Premises.

Subtenant will give to Sublandlord written notice of any request Subtenant may make of Landlord of Sublandlord to provide services directly to Subtenant for which payment will be required. Sublandlord, upon receipt of written notice from Subtenant, shall make demand upon Landlord to take all appropriate action for the correction of any defect, inadequacy or insufficiency in Landlord's performance under the Master Lease that interferes with Subtenant's use of the Subleased Premises. If, after receipt of written request from Sublandlord, Landlord shall fail or refuse to perform its obligations under the Master Lease, Sublandlord (with Subtenant's cooperation) will make good-faith commercially reasonable efforts to enforce its rights under the Master Lease against Landlord for the benefit of Subtenant. In connection with any such enforcement of the Master Lease by Sublandlord, (a) attorneys employed for such purposes shall be subject to the approval of both Sublandlord and Subtenant, and (b) the costs and expenses of such enforcement (including, without limitation, attorneys fees, court costs, and the amount of any monetary judgments against Sublandlord arising out of any counterclaim made by Landlord in any litigation) shall be paid by Subtenant as such costs and expenses are incurred.

6.4 Subtenant to Comply with Master Lease and Sublease. Subtenant shall neither do nor permit anything to be done that would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture or default reserved or vested in Landlord under the Master Lease or Sublease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, actions, liabilities, damages, costs, penalties, forfeitures, losses or expenses of any kind whatsoever including, without limitation, reasonable attorneys' fees, arising out of Subtenant's breach of the foregoing covenant.

6.5 Use of Subleased Premises. Subtenant will use the Subleased Premises for general, non-governmental office purposes and for no other use or purpose whatsoever. Subtenant shall not use the Subleased Premises for any unlawful purpose or in any manner prohibited by the Master Lease.

6.6 Notices from Landlord or Governmental Authority. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices relating to Subtenant's occupancy or use of the Subleased Premises received by Subtenant from Landlord, or from any governmental authority.

7. Surrender of Subleased Premises.

At the expiration or earlier termination of the Sublease Term, Subtenant shall surrender the Subleased Premises to Sublandlord in the condition required by Sublandlord and otherwise

perform all obligations with respect to the Subleased Premises required under the Master Lease.

8. Right to Cure.

If Subtenant fails to pay any sum of money due hereunder, or fails to perform any other act on its part to be performed hereunder, Sublandlord may (but shall not be obligated to) make such payment or perform such act. All such sums paid and all costs and expenses of performing any such act shall be payable by Subtenant to Sublandlord upon demand, together with a late payment charge thereon in the amount described below.

9. Insurance.

Subtenant shall purchase and keep in force during the Sublease Term policies of insurance satisfying the requirements set forth in Section 17 of the Master Lease and naming Sublandlord, and Landlord as additional insureds. At the time of execution of this Sublease, and from time to time thereafter upon Sublandlord's request, Subtenant shall deliver to Sublandlord copies of policies or certificates complying with this Sublease and with Section 17 of the Master Lease, in form satisfactory to Sublandlord. In no event shall the limits of such policies be considered as limiting the liability of Subtenant under this Sublease.

10. Holding Over.

Per the Master Lease.

11. Environmental Matters.

11.1 Hazardous Substances. Neither Subtenant nor its officers, directors, agents, contractors, employees or invitees will use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Subleased Premises, or off-site the Subleased Premises affecting the property on which the Building is located (the "Property"), or transport to or from the Subleased Premises, any Hazardous Substance except in compliance with applicable Environmental Laws and in accordance with the terms of the Master Lease. The term "Hazardous Substance" means any hazardous or toxic substance, material or waste, pollutants or contaminants, as defined, listed or regulated now or in the future by any federal, state or local law, ordinance, code, regulation, rule, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any environmental conditions, health or industrial hygiene, including without limitation, (i) chlorinated solvents, (ii) petroleum products or by-products, (iii) asbestos and (iv) polychlorinated biphenyls. The term "Environmental Law" means any federal, state or local law, statute, ordinance, regulation or order pertaining to health, industrial hygiene, environmental conditions or hazardous substances or materials including those defined in this paragraph as Hazardous Substances.

11.2 Notice. Subtenant shall give prompt written notice to Sublandlord and Landlord of: any proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Subleased Premises; all claims made or

threatened by any third party against Subtenant or the Subleased Premises relating to any loss or injury resulting from any Hazardous Substance; and Subtenant's discovery of any occurrence or condition on the Subleased Premises that could cause the Subleased Premises or any part thereof to be subject to any restrictions on occupancy, or use of the Subleased Premises under any Environmental Law.

11.3 Indemnity. Subtenant shall indemnify Sublandlord from and against all claims, costs, judgments, penalties, fees, expenses, reasonable attorneys' fees and liabilities arising out of third party claims (e.g., Landlord claims) brought against Sublandlord due to any act, omission or neglect of Subtenant, its agents, contractors, employees or invitees, and/or any failure by Subtenant to comply with any provisions of this Sublease, except to the extent caused solely by Sublandlord's gross negligence or willful misconduct or the gross negligence or willful misconduct of Sublandlord's employees, agents or contractors.

12. Parking.

Per the Master Lease.

13. Requests for Consent to Assignment or Sublease.

Subtenant shall not assign this Sublease or further sublet all or any part of the Subleases Premises without the prior written consent of (i) Sublandlord, which consent may be withheld in Sublandlord's sole discretion, (ii) Landlord. Subtenant acknowledges that Landlord's consent shall be required to any assignment of Subtenant's rights under this Sublease, and to any Sublease by Subtenant of all or any portion of the Subleased Premises.

14. Condition Precedent.

Intentionally Deleted

15. Notices.

Either party may, by notice in writing, direct that future notices or demands be sent to a different address that is not a post-office box. All notices given under this Sublease shall be in writing and delivered to all the parties either in person, by facsimile transmission, or by registered or certified mail with postage prepaid. Notices delivered in person or by facsimile transmission shall be deemed effective upon confirmed delivery, and all mailed notices shall be deemed received two days after the postmark affixed on the envelope by the United States Post Office. All notices shall be delivered to the parties at the following addresses or at such other address as a party may designate in writing:

To Sublandlord: Driggs, Bills, Day attn Ken
2125 Western Avenue Suite 500
Seattle Wa 98121

Address for
Rent Payments: Allegra Properties/THE ADVOCATES
88 Lenora Street
Seattle Wa 98121

If to Subtenant: theMaven Network, Inc.
5048 Roosevelt Way NE, Seattle, WA 98105
notices@themaven.net

16. Damage or Destruction.

If the event of any fire or other casualty (i) if either Landlord or Sublandlord exercises a right under the Master Lease to terminate the Master Lease, then this Sublease shall terminate upon termination of the Master Lease, and (ii) if neither Landlord nor Sublandlord exercises a right to terminate the Master Lease, then this Sublease shall remain in full force and effect, and for so long as any portion of the Subleased Premises are unsubtenantable Basic Rent and Subtenant's Share of Operating Expenses shall abate pro rata based upon the Rentable Area of the Subleased Premises that is unsubtenantable as compared to the total Rentable Area of the Subleased Premises. Notwithstanding the foregoing, if Landlord exercises its right to terminate the Master Lease, then Sublandlord shall have the right at its election to terminate this Sublease. The provisions of this Section 16 are Subtenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws (as that term is defined in the Master Lease), Subtenant waives the benefit of any Law that provides to Subtenant any abatement or termination right by virtue of a casualty.

17. Entire Agreement.

This Sublease represents the entire agreement of the Sublandlord and Subtenant with respect to this subject matter and supersedes all prior oral and written understandings and agreements of the parties, all of which are merged within this Sublease. This Sublease may not be amended, modified, or supplemented in any manner other than by the written agreement of the parties signed by the authorized representatives of the parties.

18. Successors and Assigns.

Subject to the limitations set forth in this Sublease, the covenants and agreements in this Sublease shall bind and inure to the benefit of Sublandlord, Subtenant and their respective successors and permitted assigns.

19. Access/Inspection.

Sublandlord reserves, and Subtenant will allow and does hereby grant to Sublandlord and its agents, the right to enter into and upon the Subleased Premises at all reasonable times

and upon reasonable prior notice for the purpose of inspecting or of making repairs, additions, or alterations to the Subleased Premises, and any property owned by or under the control of Sublandlord that is subject to the provisions of the Master Lease; provided, however, that Sublandlord may enter onto the Subleased Premises without notice in the event of an emergency. Upon twenty four (24) hours' prior notice Sublandlord shall have the right to enter upon the Subleased Premises for the purposes of showing the Subleased Premises to prospective subtenants within six (6) months prior to any early termination of this Sublease. Subtenant further acknowledges and agrees to Landlord's access rights reserved under the Master Lease and acknowledges and agrees that those rights apply to the Subleased Premises and that Landlord has no obligation to give notice to Subtenant of its intent to enter. Sublandlord shall promptly forward to Subtenant any notice received from Landlord indicating an intent to enter the Subleased Premises.

20. Agents and Brokers.

Each party represents to the other that it has engaged no other agent broker or agent in connection with the negotiation leading to this agreement, and shall hold the other harmless from any claim or demand from any other agent or broker claiming to have acted on behalf of the indemnifying party in connection with this Sublease.

21. Signage.

Any signage Subtenant wishes to place on or about the Building or the Premises, including the Suite therein, shall be subject to the requirement of the Master Lease and applicable laws and ordinances, including the consent of the Landlord. Such signage shall be removed and any damage caused thereby shall be restored by and at the expense of Subtenant on or before of the last day of the Term.

22. Attorneys Fees.

If Sublandlord or Subtenant shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys' fees.

23. Default; Remedies.

(a) Defaults. The occurrence of any of the following shall constitute a default by Subtenant under this Sublease:

(i) The failure by Subtenant to make any payment of Rent or any other payment required to be made by it hereunder on the date due where such failure shall continue for a period of five (5) business days after written notice of default from Sublandlord to Subtenant.

(ii) The Failure by Subtenant to observe or perform any of the covenants, conditions or provisions of this Sublease and/or failure by Subtenant to observe or perform any of the covenants, conditions or provisions of the Master Lease and Sublease to which Subtenant has agreed to be bound pursuant to the terms of this Sublease, where such failure

shall continue for a period of fifteen (15) days after written notice thereof from Sublandlord to Subtenant and such additional time, if any, as is reasonably necessary to cure such default if such default is of such a nature that it cannot reasonably be cured within fifteen (15) days, provided that Subtenant commences such cure within that period and diligently prosecutes it to completion in good faith and with due diligence and provided that such cure is completed within sixty (60) days from the date of such notice from Sublandlord.

(iii) The making by Subtenant of any general arrangement or assignment for the benefit of creditors; Subtenant becomes "debtor" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Subtenant, the same be dismissed within thirty (30) days); the appointment of a trustee or reviewer to take possession of all or substantially all of Subtenant's assets or of Subtenant's interest in this Sublease, where possession is not restored to Subtenant within thirty (30) days; or the attachment, execution or other judicial seizure of all or substantially all of Subtenant's assets or of Subtenant's interest in this Sublease, where such seizure is not discharged within thirty (30) days.

(b) <u>Remedies</u>. In the event of a default by Subtenant under this Sublease:

(i) Sublandlord shall have all of the remedies provided for Landlord under the Master Lease and the same are fully incorporated herein by this reference, with Sublandlord being the Landlord, Subtenant being the Tenant, and this Sublease the lease, as such terms are therein employed. No act by Sublandlord other than giving written notice to Subtenant shall terminate this Sublease. No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at low or in equity.

(iii) Sublandlord may exercise any other remedy available to it under applicable law.

24. Cabling.

Subtenant shall have the right to use the existing data, internet and phone cabling and upon expiration of the Sublease, shall return all cabling to the condition prior to Subtenant's occupancy.

25. Furniture.

26. Exhibits.

The following Exhibits attached to this Sublease are incorporated into and made a part of it by this reference:

EXHIBIT A	Master Lease
EXHIBIT B	Illustration of Subleased Premises

Executed in duplicate as of the date first written above.

Sublandlord:
Driggs, Bills & Day
By: ______________________
Name: Kenneth Bills
Title: Manager / Member

Subtenant:
TheMaven Network, Inc.

By: William C. Sornsin, Jr.
Name: William C. Sornsin, Jr.
Title: COO

CONSENT BY LANDLORD. The undersigned, Landlord hereby consents to the subletting of the Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

LANDLORD:

By: ______________________

Name: ______________________

Its: ______________________

Date: ______________________

STATE OF WASHINGTON)
) ss.
COUNTY OF King)

On this 23rd day of February, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared William C Sornsin Jr, to me known to be the person who signed as COO of Themaven Inc., the company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that He was duly elected, qualified and acting as said officer of the company, that He was authorized to execute said instrument and that the seal affixed, if any, is the company seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

BORIS LUIS CASTELLANOS
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES
MAY 29, 2017

[signature]
(Signature of Notary)

Boris Luis Castellanos
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State of Washington, residing at [illegible] Washington
My appointment expires: 5/29/17.

STATE OF WASHINGTON)
) ss.
COUNTY OF King)

On this 24th day of February, 2017, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Kenneth Bills, to me known to be the person who signed as partner of Deiggs, Bills & Day pllc. that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that He was duly elected, qualified and acting as said officer of the corporation, that He was authorized to execute said instrument and that the seal affixed, if any, is the seal of said company.

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

BORIS LUIS CASTELLANOS
NOTARY PUBLIC
STATE OF WASHINGTON
COMMISSION EXPIRES
MAY 29 2017

(Signature of Notary)

Boris Luis Castellanos
(Print or stamp name of Notary)

NOTARY PUBLIC in and for the State of Washington, residing at Mercer Island WA.
My appointment expires: 5/29/17.

EXHIBIT A to Sublease

MASTER LEASE

EXHIBIT B to Sublease

ILLUSTRATION OF SUBLEASED PREMISES


FLOOR PLAN
SCALE: 1/8"=1'-0"
CONFERENCE
KITCHEN/ BREAK
DRAFTING/ STUDIO
RECEPTION
SERVER ROOM/ STORAGE
OFFICE
OFFICE
OFFICE